Exhibit 10(b)

FORM OF

2001 COMPREHENSIVE STOCK PLAN

RESTRICTED STOCK UNIT AGREEMENT – SENIOR MANAGEMENT

Awardee:                         (“Awardee”)

Grant Date:

Restricted Stock Units:

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made as of the Grant Date by and between UNITED RENTALS, INC., a Delaware corporation having an office at Five Greenwich Office Park, Greenwich, CT 06831 (the “Company”), and Awardee. Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2001 Comprehensive Stock Plan (the “Plan”).

In consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Grant of Restricted Stock Units. The Company hereby grants Restricted Stock Units (the “Units”) to Awardee pursuant to the Plan, subject to the terms and conditions of this Agreement and the Plan.

2.	Vesting; Forfeiture.

(a)	Time vesting. of the Units (the “Time Vested Units”) shall vest and become nonforfeitable as follows: (A) Units shall vest on [first anniversary of Grant Date], Units shall vest on [second anniversary of Grant Date], and Units shall vest on [third anniversary of Grant Date] (each such date, a “Time Vesting Date”), provided in each case that Awardee’s employment with the Company continues through such date.

(b)	Performance vesting. of the Units (the “Performance Vested Units”) shall vest and become nonforfeitable upon the achievement of the performance goals set forth below, the achievement of which to be determined by the Committee in good faith:

                    [Insert Performance Vesting Criteria]

(c)	Termination of Employment/Change in Control.

(i)

In the event that Awardee’s employment is terminated by the Company without Cause or by the Awardee for Good Reason (as such term is defined in the employment agreement between Awardee and the Company (the “Employment Agreement”)), a number of Time Vested Units shall be

vested on the date of such termination equal to                      multiplied by a fraction the denominator of which is 365 and the numerator of which is the number of days since the preceding Time Vesting Date until the date of termination. All Time Vested Units that are unvested and do not become vested on the date of such termination and all unvested Performance Vested Units shall be forfeited on the date of such termination.

(ii)	In the event of a Change in Control (as such term is defined in the Plan) all Time Vested Units shall become immediately vested and nonforfeitable as of the date of such Change in Control.

(iii)	In the event of a Change in Control (as such term is defined in the Plan) that results in none of the common stock of the Company or any direct or indirect parent entity of the Company being traded on a public securities exchange, all Performance Vested Units shall be fully vested as of the date of such Change in Control.

(iv)	In the event that Awardee’s employment is terminated by the Company without Cause or buy Awardee for Good Reason (as each such term is defined in the Employment Agreement) within 12 months following a Change in Control (as such term is defined in the Plan), other than a Change in Control described in clause (iii) above, all Performance Vested Units shall become immediately vested and nonforfeitable upon such termination of employment.

(v)	In the event Awardee’s employment terminates other than as set forth in clauses (i) and (iv) hereof, all unvested Units shall be forfeited as of the date of such termination.

3.	Payment upon Vesting.

(a)	General. Vested Units shall be settled in Stock on a one-for-one basis. On the fifth business day following each date on which one or more Units vest, the Company shall deliver to Awardee (or Awardee’s beneficiary or estate, if no beneficiary is designated or in the event any chosen beneficiary predeceases Awardee, in the event of the death of Awardee) a certificate, free and clear of any restrictive legend, representing a number of shares of Stock equal to the number of Units that vested on such date.

(b)	Section 409A. If necessary to comply with Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable administrative guidance and regulations, the payment of vested Units shall not be made until six months after Awardee terminates employment with the Company.

4.     Dividends and Dividend Equivalents. No dividends or dividend equivalents shall accrue or be paid with respect to any Units.

5.     Transferability. Units are not transferable by the Awardee, whether by sale, assignment, exchange, pledge, or hypothecation, or by operation of law or otherwise.

6.     Transferability of Shares of Stock. The Company shall, to the extent it has not already done so, file a Registration Statement on Form S-8 (or otherwise) with the Securities and Exchange Commission relating to the shares of Stock to be delivered hereunder and comply with all applicable state securities laws prior to the distribution of shares of Stock hereunder and to do everything else necessary to ensure that shares of Stock delivered to Awardee upon or following the vesting of any Unit will not be treated as “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act.

7.     Conformity with Plan. Except as specifically set forth herein, this Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Any inconsistencies between this Agreement and the Plan with respect to any mandatory provisions of the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, Awardee acknowledges its receipt of the Plan and its agreement to be bound by all the terms of the Plan. All definitions stated in the Plan apply to this letter.

8.     Withholding Taxes. Awardee shall pay to the Company, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of the vesting or distribution of shares of Stock hereunder no later than the date of the event creating the tax liability. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Awardee, including any shares of Stock to be delivered hereunder. In the event that payment to the Company of such tax obligations is made in shares of Stock, such shares shall be valued at their fair market value on the applicable date for such purposes.

9.     Awardee Advised To Obtain Personal Counsel and Tax Representation. IMPORTANT: The Company and its employees do not provide any guidance or advice to individuals who may be granted an Award under the Plan regarding the federal, state or local income tax consequences or employment tax consequences of participating in the Plan. Each person who may be entitled to any benefit under the Plan is responsible for determining their own personal tax consequences of participating in the Plan. Accordingly, you may wish to retain the services of a professional tax advisor in connection with any Awards under the Plan.

10.     Beneficiary Designation. Awardee may designate one or more beneficiaries, from time to time, to whom any benefit under this Agreement is to be paid in case of Awardee’s death. Each designation must be in writing, signed by Awardee and delivered to the Company. Each new designation will revoke all prior designations.

11.     Adjustments for Changes in Capital Structure. In the event of any change in capital structure or business of the Company by reason of any Stock dividend or extraordinary dividend, Stock split or reverse Stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares of Stock, non-cash distributions with respect to its outstanding Stock, reclassification of the Company’s capital stock, any sale or transfer of all or part of the Company’s assets or business, or any similar change affecting the

Company’s capital structure or business or the capital structure of any business of any Subsidiary, the Administrator shall make such appropriate adjustments to the Units as are equitable and reasonably necessary or desirable to preserve the intended benefits under this Agreement.

12.	Miscellaneous.

(a)	This Agreement may not be changed or terminated except by written agreement signed by the Company and Awardee. It shall be binding on the parties and on their personal representatives and permitted assigns.

(b)	This Agreement sets forth all agreements of the parties. It supersedes and cancels all prior agreements with respect to the subject matter hereof. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies.

(c)	This Agreement shall be governed by, and construed in accordance with, the laws of Delaware. Any litigation instituted by any party to this Agreement pertaining to this Agreement must be filed before a court of competent jurisdiction in Connecticut or Delaware and both parties hereby consent irrevocably to the jurisdiction of such courts over them.

(d)	All notices, requests, service of process, consents, and other communications under this Agreement shall be in writing. Notice shall be deemed given and effective (a) three (3) business days after the deposit in the U.S. mail of a writing addressed as provided below and sent first class mail, certified, return receipt requested, (b) when received by the addressee, if sent by a nationally recognized air courier for next day delivery service (receipt requested), or (c) upon personal delivery (with written confirmation of receipt). Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph. Notices shall be addressed (i) to Awardee at the last address he or she has filed in writing with the Company and (ii) to the Company at its principal offices attention Legal Department. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above.

(e)	This Agreement may be signed in one or more counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

Dated: As of [Date and Year]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

UNITED RENTALS, INC.

By:
Name: Title:

AWARDEE:

By:
Name: Title:

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